UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES AND EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 13, 2009
WESCO International, Inc.
(Exact name of registrant as specified in its charter)
Commission file number 001-14989

Delaware	25-1723345
(State or other jurisdiction of	(IRS Employer Identification No.)
incorporation or organization)

225 West Station Square Drive
Suite 700
Pittsburgh, Pennsylvania 15219	(412) 454-2200
(Address of principal executive offices)	(Registrant’s telephone number, including area
code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On April 13, 2009, WESCO Distribution, Inc. (“WESCO Distribution”), a wholly-owned subsidiary of WESCO International, Inc., entered into an amendment and restatement of its existing accounts receivable securitization facility (the “Receivables Facility”), pursuant to the terms and conditions of the Third Amended and Restated Receivables Purchase Agreement, dated as of April 13, 2009 (the “Restated Agreement”), by and among WESCO Receivables Corp., WESCO Distribution, the Purchasers and Purchaser Agents party thereto and PNC Bank, National Association (as successor to Wachovia Capital Markets, LLC), as Administrator. The Restated Agreement decreases the purchase commitment under the Receivables Facility from $500 million to $400 million, subject to the right of WESCO Distribution to increase the purchase commitment from time to time up to $450 million with the voluntary participation of existing Purchasers and/or the addition of new Purchasers to fund such increase. The Restated Agreement also extends the term of the Receivables Facility to April 13, 2012.
     Under the Receivables Facility, WESCO Distribution will sell, on a continuous basis, an undivided interest in all domestic accounts receivable to WESCO Receivables Corp., a wholly-owned special purpose entity (the “SPE”). The SPE will sell, without recourse, a senior undivided interest in the receivables to third-party conduits and financial institutions for cash while maintaining a subordinated undivided interest in a portion of the receivables, in the form of overcollateralization. WESCO Distribution has agreed to continue servicing the sold receivables for the third-party conduits and financial institutions at market rates.
     The Restated Agreement provides for certain Termination Events, including breach of covenants, including payment covenants, certain bankruptcy events, certain change of control events, certain cross defaults with other material indebtedness, failure to satisfy specified fixed charge coverage ratios and the occurrence of specified excess account default and delinquency events. Upon the occurrence of a Termination Event, the Purchasers can declare that a Facility Termination Date has occurred. A Facility Termination Date can also occur if one or more Purchasers fail to cause the amendment of any transaction documents as required by rating agencies. Upon the occurrence of a Facility Termination Event, the Purchasers under the facility can elect to terminate the ability of the SPE to sell additional receivables under the facility and thereafter all collections shall be paid over to the Purchasers, to the extent of their entitlement thereto under the Restated Agreement, and not reinvested in new receivables sold under the facility.
     The foregoing is a summary of the material terms and conditions of the Restated Agreement and not a complete discussion of the agreement. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Restated Agreement attached to this Current Report as Exhibit 10.1, which is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
     The information set forth in Item 1.01 above is hereby incorporated by reference in its entirety.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits

Exhibit 10.1	Third Amended and Restated Receivables Purchase Agreement, dated as of April 13, 2009, by and among WESCO Receivables Corp., WESCO Distribution, Inc., the Purchasers and Purchaser Agents party thereto and PNC Bank, National Association (as successor to Wachovia Capital Markets, LLC), as Administrator (filed herewith).

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESCO INTERNATIONAL, INC.
By:	/s/ Stephen A. Van Oss
Stephen A. Van Oss
Senior Vice President and Chief Financial and Administrative Officer

Dated: April 15, 2009